  As filed with the Securities and Exchange Commission on December 27, 2000
                                                         Registration No. 333-
--------------------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                        -----------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                        -----------------------------

                           VITRIA TECHNOLOGY, INC.
           (Exact name of registrant as specified in its charter)

       Delaware                                                   77-0386311
(State of Incorporation)    (Primary Standard Industrial      (I.R.S. Employer
                             Classification Code Number)     Identification No.)

                         -----------------------------

                               945 Stewart Drive
                             Sunnyvale, CA  94086
                                (408) 212-2700
                   (Address of principal executive offices)

                         -----------------------------

                       1999 Employee Stock Purchase Plan
                           (Full title of the plan)

                              JoMei Chang, Ph.D.
                     President and Chief Executive Officer
                            Vitria Technology, Inc.
                               945 Stewart Drive
                             Sunnyvale, CA  94086
                                (408) 212-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ----------------------------

                                  Copies to:
                         Suzanne Sawochka Hooper, Esq.
                              Cooley Godward llp
                              5 Palo Alto Square
                              3000 El Camino Real
                          Palo Alto, California 94306
                                (650) 843-5000
                         ----------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================

                                                             Proposed Maximum            Proposed Maximum
   Title of Securities                                           Offering                    Aggregate               Amount of
    to be Registered           Amount to be Registered       Price per Share(1)          Offering Price(1)        Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock (par value               2,756,131                  $4.84375                  $13,350,009.53             $3,337.50
       $.001)
==================================================================================================================================

 (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on December 21, 2000 as reported on the Nasdaq National Market.

 (2) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the plans set forth hereby by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

     Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

                   INCORPORATION BY REFERENCE OF CONTENTS OF
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-91325

     The contents of Registration Statement on Form S-8 No. 333-91325 filed with the Securities and Exchange Commission (the "Commission") on November 19, 1999 are incorporated by reference herein.

                                    EXHIBITS

Exhibit
Number            Description of Document
----------        -----------------------------------------------------------------------------------------------------
  4.1(1)          Amended and Restated Certificate of Incorporation of Registrant.

  4.2(2)          Certificate of Amendment of Restated Certificate of Incorporation of Registrant

  4.3(1)          Amended and Restated Bylaws of Registrant.

  4.4(1)          Specimen Stock Certificate.

  4.5(1)          Second Amended and Restated Investor Rights Agreement, dated August 27, 1996, between the Registrant and certain investors, as amended October 22, 1996.

  5.1             Opinion of Cooley Godward LLP.

 23.1             Consent of PricewaterhouseCoopers

 23.2             Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

 24               Power of Attorney is contained on the signature page.

 99.1(3)          1999 Employee Stock Purchase Plan.

(1) Filed as an exhibit to the Registrant's Form S-1 Registration Statement (No. 333-26843), filed with the Commission on June 22, 1999 as amended, and incorporated herein by reference.

(2) Filed as Exhibit 3.5 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2000 (File No. 0-27207), filed with the Commission on August 14, 2000 and incorporated herein by reference.

(3) Filed as Exhibit 99.3 to the Registrant's Form S-8 Registration Statement (No. 333-91325), filed with the Commission on November 19, 1999 and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on December 20, 2000.

                                    Vitria Technology, Inc.

                                    By:  /s/ JoMei Chang
                                         -------------------------------------
                                         JoMei Chang, Ph.D.
                                         President and Chief Executive Officer
                                         (Principal Executive Officer)

                               POWER OF ATTORNEY

     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints JoMei Chang and Paul R. Auvil, III, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                        Title                                           Date
         /s/ JoMei Chang                        President, Chief Executive Officer and                  December 20, 2000
---------------------------------------         Director (Principal Executive Officer)
        JoMei Chang, Ph.D.

      /s/ Paul R. Auvil III                     Vice President, Finance, Chief Financial                December 20, 2000
---------------------------------------         Officer (Principal Financial Officer and
        Paul R. Auvil III                       Accounting Officer)

        /s/ M. Dale Skeen                       Director                                                December 20, 2000
---------------------------------------
           M. Dale Skeen

       /s/ Robert M. Halperin                   Director                                                December 20, 2000
---------------------------------------
         Robert M. Halperin

        /s/ John L. Walecka                     Director                                                December 20, 2000
---------------------------------------
           John L. Walecka

    /s/ William H. Younger, Jr.                 Director                                                December 20, 2000
---------------------------------------
       William H. Younger, Jr.

                                 EXHIBIT INDEX

 Exhibit
 Number       Description of Document
----------    -----------------------

 4.1(1)         Amended and Restated Certificate of Incorporation of Registrant.

 4.2(2)         Certificate of Amendment of Restated Certificate of Incorporation of Registrant

 4.3(1)         Amended and Restated Bylaws of Registrant.

 4.4(1)         Specimen Stock Certificate.

 4.5(1)         Second Amended and Restated Investor Rights Agreement, dated August 27, 1996, between the Registrant and certain investors, as amended October 22, 1996.

 5.1            Opinion of Cooley Godward LLp.

23.1            Consent of PricewaterhouseCoopers

23.2            Consent of Cooley Godward LLp is contained in Exhibit 5.1 to this Registration Statement.

24              Power of Attorney is contained on the signature page.

99.1(3)         1999 Employee Stock Purchase Plan.

(1) Filed as an exhibit to the Registrant's Form S-1 Registration Statement (No. 333-26843), filed with the Commission on June 22, 1999 as amended, and incorporated herein by reference.

(2) Filed as Exhibit 3.5 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2000 (File No. 0-27207), filed with the Commission on August 14, 2000 and incorporated herein by reference.

(3) Filed as Exhibit 99.3 to the Registrant's Form S-8 Registration Statement (No. 333-91325), filed with the Commission on November 19, 1999 and incorporated herein by reference.